Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statement on Form S-8 (File No. 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),

2.

Registration Statement on Form S-8 (File No. 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),

3.

Registration Statement on Form S-8 (File No. 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),

4.

Registration Statement on Form S-8 (File No. 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan,

5.

Registration Statement on Form S-8 (File No. 333-144823) pertaining to the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, as amended, and the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S., as amended, and

6.	Registration Statement on Form S-8 (File No. 333-144825) pertaining to the AudioCodes Ltd. 2007 U.S. Employee Stock Purchase Plan.

of our reports dated June 23, 2008, with respect to the consolidated financial statements of AudioCodes Ltd., and the effectiveness of internal control over financial reporting of AudioCodes Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 23, 2008	A Member of Ernst & Young Global